Exhibit 3.1.131

Certificate of Limited Partnership

Name of Limited Partnership:

OUTBACK/LONG ISLAND, LIMITED PARTNERSHIP

Business Address of Limited Partnership:

2202 N WEST SHORE BLVD.

5TH FLOOR

TAMPA, FL. US 33607

Mailing Address of Limited Partnership:

2202 N WEST SHORE BLVD.

5TH FLOOR

TAMPA, FL. US 33607

The name and Florida street address of the registered agent is:

JOSEPH J KADOW

2202 N WEST SHORE BLVD.

5TH FLOOR

TAMPA, FL. 33607

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: /s/ JOSEPH J KADOW

The latest date upon which the Limited Partnership is to be dissolved is:

09/01/2045

The name and address of all general partners are:

Title: G

OUTBACK STEAKHOUSE OF FLORIDA, INC.

2202 N WEST SHORE BLVD., 5TH FLOOR

TAMPA, FL. 33607 US

The effective date for this Limited Partnership shall be:

09/01/2005

Affidavit of Capital Contributions

For Florida Limited Partnership

The undersigned constituting all of the general partners of:

OUTBACK/LONG ISLAND, LIMITED PARTNERSHIP

a Florida Limited Partnership, certify:

The amount of capital contributions to date of the limited partners is:

0.00

The total amount contributed and anticipated to be contributed by the limited partners at this time totals:

0.00

Signed this First day of September, 2005

Under the penalties of perjury I (we) declare the I (we) have read the foregoing and know the contents thereof and that the facts stated herein are true and correct.

General Partner Signature: /s/ JOSEPH J KADOW, SVP

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

Carrabba’s/Long Island, Limited Partnership

(Insert name currently on file with Florida Department of State)

Pursuant to the provisions of section 620.1202, Florida Statutes, this Florida limited partnership or limited liability limited partnership, whose certificate was filed with the Florida Department of State on 9/1/2005, adopts the following certificate of amendment to its Certificate of limited partnership.

FIRST: Amendment(s): (Indicate information being amended, added or deleted)

The name will change to Outback/Central Mass, Limited Partnership

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SECOND: Effective date, if other than the date of filing: na

(Effective date cannot be prior to nor more than 90 days after the date this document is filed by the Florida Department of State.)

Signature(s) of a general partner(s)*:

(*Note: If adding or deleting an election to be a limited liability partnership statement, all general partners must sign the amendment.)

/s/ Joseph J. Kadow
Joseph J. Kadow, Senior VP & Secretary of Outback Steakhouse of Florida, Inc., the
sole general Partner

Signature(s) or new or dissociating general partner(s), if any: